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                           United States
                  Securities and Exchange Commission
                       Washington, D.C. 20549

                             Form 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) April 17, 1995

                     SOUTHWEST GAS CORPORATION
       (exact name of registrant as specified in its charter)

           California                 1-7850              88-0085720
(State or other jurisdiction of     (Commission        (I.R.S. Employer
 incorporation or organization)     File Number)       Identification No.)


    5241 Spring Mountain Road
      Post Office Box 98510
        Las Vegas, Nevada                                 89193-8510
(Address of principal executive offices)                  (Zip Code)

   Registrant's telephone number, including area code:  (702) 876-7237

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
ITEM 5.  OTHER EVENTS

                SOUTHWEST GAS ANNOUNCES FIRST QUARTER EARNINGS

Las Vegas - Southwest Gas Corporation announced 1995 first quarter earnings of $0.68 per share, a $0.39 decrease from the $1.07 per share reported for the same period in 1994. Consolidated net income applicable to common stock was $14,550,000, compared to $22,571,000 for the same quarter in 1994. Average outstanding common shares increased to 21,396,000 in the first quarter of 1995 from 21,023,000 in the first quarter of 1994.

The gas operations segment's contribution to consolidated net income was $14,449,000, compared to a $21,734,000 contribution reported for the first quarter of 1994. According to Michael O. Maffie, President and Chief Executive Officer, the decrease was principally the result of lower operating margin (revenues less cost of gas purchased) directly attributable to significantly warmer weather throughout the Company's service territories when compared to the same period in 1994. In addition, higher operating expenses and net interest deductions were incurred as a result of the continued expansion and upgrading of the gas system to accommodate the Company's unprecedented customer growth, which continues to significantly outpace industry averages.

Operating margin decreased approximately $11 million in the first quarter of 1995 as compared to the same period in 1994 due to the differences in heating demand between periods. Unseasonably warm weather in the Company's three largest operating areas, Phoenix, Las Vegas and Tucson, resulted in weather-sensitive customers purchasing approximately 14 percent less gas than anticipated. On a weather-normalized basis, first quarter 1995 operating margin would have been approximately $14.6 million, or 14 percent, greater than actually reported, while first quarter 1994 operating margin would have been approximately $3.6 million, or three percent greater than actual.

Record customer growth partially mitigated the $11 million negative impact of warmer weather on operating margin between the two quarters. During the first quarter of 1995, the Company billed an average of 48,000 more customers per month than in the first quarter of 1994, resulting in approximately $5.3 million of additional operating margin.

Overall, on a net basis, operating margin declined $5.7 million, or five percent, in the first quarter of 1995 when compared to the first quarter of 1994.

Operating expenses and net interest deductions increased due to new investment in gas plant and higher costs incurred as a result of the Company's providing service to meet the record customer growth. This growth is exacting a net earnings penalty in the form of higher operating and financing costs as the Company builds the infrastructure necessary to accommodate customer growth. However, net earnings should improve as construction programs are completed, additional rate relief is applied for and granted, and new customers contribute incremental operating margin.

The Company's financial services subsidiary, PriMerit Bank, reported 1995 first quarter net income of $1,678,000 compared to net income of $2,189,000 reported for the first quarter of 1994. The difference between quarters was principally due to the first quarter 1994 recognition of a $1,690,000 net gain ($1.1 million after tax) on the sale of the Bank's credit card portfolio. PriMerit contributed $196,000 to first quarter 1995 consolidated net income after deducting tax-effected carrying costs associated with its acquisition by Southwest Gas Corporation compared to a $976,000 contribution in the first quarter of 1994. First quarter 1995 core bank earnings (net income exclusive of goodwill amortization and one-time, nonrecurring transactions) were $2,952,000, compared to first quarter 1994 core bank earnings of $2,375,000, a 24 percent improvement.

For the twelve months ended March 31, 1995, consolidated net income applicable to common stock was $17,770,000 and earnings per share were $0.84, compared to consolidated net income applicable to common stock of $20,316,000 and earnings per share of $0.98 during the twelve month period ended March 31, 1994.

The gas operations segment's contribution to consolidated net income for the twelve months ended March 31, 1995 was $16,240,000 compared to a $20,792,000 contribution reported for the prior period. The decrease in earnings was principally attributable to increased operations and maintenance expenses, depreciation expense, general taxes and net interest deductions. Differences in heating demand between periods also negatively impacted current period net income. Prior period results include the December 1993 write-off of certain pipe replacement costs in Arizona, as ordered by the Arizona Corporation Commission. The Company wrote off $15,886,000 in gross plant, which resulted in a noncash, after-tax reduction to prior period net income of $9,264,000, or $0.44 per share.

Net earnings from PriMerit Bank were $7,161,000 (contributing $1,997,000 to consolidated net income after deducting tax-effected carrying costs) for the twelve months ended March 31, 1995, compared to net income of $5,131,000 (resulting in a contribution of $198,000 after deducting tax-effected carrying costs) for the twelve-month period ended March 31, 1994. Core bank earnings were $11,884,000, compared to $8,550,000 for the earlier period, a 39 percent improvement.

Southwest Gas Corporation is a diversified natural gas and financial services organization. It provides natural gas to approximately 989,000 customers in Arizona, Nevada and California. PriMerit Bank, a federally chartered savings bank, markets a wide variety of consumer financial products and services through its branches in northern and southern Nevada.

                   SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST



QUARTER ENDED MARCH 31,                   1995             1994
- -----------------------              --------------   --------------

Revenues                             $  238,888,000   $  239,155,000

Net Income                           $   14,645,000   $   22,710,000

Net Income Applicable
  to Common Stock                    $   14,550,000   $   22,571,000

Average Number of Common
  Shares Outstanding                     21,396,000       21,023,000

Earnings Per Share
  of Common Stock                    $         0.68        $    1.07


TWELVE MONTHS ENDED MARCH 31,             1995             1994
- -----------------------------        --------------   --------------

Revenues                             $  727,689,000   $  708,435,000

Net Income                           $   18,237,000   $   20,990,000

Net Income Applicable
  to Common Stock                    $   17,770,000   $   20,316,000

Average Number of Common
  Shares Outstanding                     21,170,000       20,833,000

Earnings Per Share
  of Common Stock                    $         0.84   $         0.98

                                                SOUTHWEST GAS CORPORATION
                                               SUMMARY STATEMENTS OF INCOME
                                         (In thousands, except per share amounts)
                                                       (Unaudited)
                                                                THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                                     MARCH 31,                               MARCH 31,
                                                         --------------------------------        --------------------------------
                                                             1995                1994                 1995               1994
- ---------------------------------------------------------------------------------------------------------------------------------
GAS OPERATIONS SEGMENT:
Operating revenues                                       $    203,521        $    207,297        $    595,492        $    563,069
Net cost of gas purchased                                      98,906              96,996             251,833             222,547
- ---------------------------------------------------------------------------------------------------------------------------------
Operating margin                                              104,615             110,301             343,659             340,522
Operations and maintenance expenses                            45,867              42,420             181,631             170,776
Depreciation, amortization, and general taxes                  21,919              20,396              84,091              79,731
- ---------------------------------------------------------------------------------------------------------------------------------
Operating income                                               36,829              47,485              77,937              90,015
Net interest deductions                                        13,323              11,652              51,136              43,475
- ---------------------------------------------------------------------------------------------------------------------------------
Pre-tax utility income                                         23,506              35,833              26,801              46,540
Utility income tax expense                                      9,127              14,017               9,936              16,713
- ---------------------------------------------------------------------------------------------------------------------------------
Net utility income                                             14,379              21,816              16,865              29,827
Other income (expense), net                                        70                 (82)               (625)                229
Arizona pipe replacement disallowance, net                        ---                 ---                 ---              (9,264)
- ---------------------------------------------------------------------------------------------------------------------------------
Contribution to net income - gas operations segment            14,449              21,734              16,240              20,792
- ---------------------------------------------------------------------------------------------------------------------------------

FINANCIAL SERVICES SEGMENT:
Net interest income after loan loss provision                  13,418              12,562              52,270              50,965
Net loss from real estate operations                             (433)               (485)               (560)             (1,232)
Other income, net                                               2,243               3,812               9,062              13,821
General and administrative expenses                            12,116              11,954              47,532              51,206
- ---------------------------------------------------------------------------------------------------------------------------------
Pre-tax income                                                  3,112               3,935              13,240              12,348
Income tax expense                                              1,434               1,746               6,079               7,217
- ---------------------------------------------------------------------------------------------------------------------------------
Net income before carrying cost allocation                      1,678               2,189               7,161               5,131
Acquisition carrying costs, net of tax - NOTE 5                (1,482)             (1,213)             (5,164)             (4,933)
- ---------------------------------------------------------------------------------------------------------------------------------
Contribution to net income - financial services segment           196                 976               1,997                 198
- ---------------------------------------------------------------------------------------------------------------------------------
Net income                                                     14,645              22,710              18,237              20,990
Preferred & preference dividends                                   95                 139                 467                 674
- ---------------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stock                    $     14,550        $     22,571        $     17,770        $     20,316
=================================================================================================================================
Earnings per share                                       $       0.68        $       1.07        $       0.84        $       0.98
=================================================================================================================================
Earnings per share excluding disallowance                $        ---        $        ---        $        ---        $       1.42
=================================================================================================================================
Average outstanding common shares                              21,396              21,023              21,170              20,833
=================================================================================================================================

                                           See Notes to Summary Financial Statements.
/TABLE

                         SOUTHWEST GAS CORPORATION
                               BALANCE SHEET
                             AT MARCH 31, 1995
                               (In thousands)
                                (Unaudited)

ASSETS
UTILITY PLANT
Gas plant, net of accumulated depreciation                      $  1,030,404
  Construction work in progress                                       23,152
                                                                ------------
    Net utility plant                                              1,053,556
                                                                ------------
OTHER PROPERTY AND INVESTMENTS
  PriMerit Bank - NOTE 2                                             177,532
  Other                                                               33,152
                                                                ------------
    Total other property and investments                             210,684
                                                                ------------
CURRENT AND ACCRUED ASSETS
  Cash, working funds and temporary cash investments                  29,986
  Receivables - less reserve of $1,959 for uncollectibles             41,509
  Accrued utility revenue                                             29,653
  Other                                                               24,345
                                                                ------------
    Total current and accrued assets                                 125,493
                                                                ------------
DEFERRED DEBITS
  Unamortized debt expense                                            14,082
  Other deferred debits                                               42,801
                                                                ------------
    Total deferred debits                                             56,883
                                                                ------------
    TOTAL ASSETS                                                $  1,446,616
                                                                ============

CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS
CAPITALIZATION
  Common stockholders' equity
   Common stock equity, $1 par, 21,528 shares outstanding       $    299,734
   Retained earnings                                                  62,550
                                                                ------------
      Total common stockholders' equity - NOTE 6                     362,284               34.4%
  Preferred stock equity - NOTE 3                                      4,000                0.4
  Long term debt - NOTE 4                                            687,286               65.2
                                                                ------------            -------
      Total capitalization                                         1,053,570              100.0%
                                                                ------------            =======
CURRENT AND ACCRUED LIABILITIES
  Notes Payable                                                       70,000
  Accounts payable                                                    31,821
  Customer deposits                                                   22,514
  Taxes accrued (including income taxes)                              59,989
  Deferred purchased gas costs                                         6,213
  Other                                                               44,049
                                                                ------------
      Total current and accrued liabilities                          234,586
                                                                ------------
DEFERRED CREDITS
  Deferred investment tax credits                                     20,524
  Deferred income taxes                                              111,064
  Other                                                               26,872
                                                                ------------
      Total deferred credits                                         158,460
                                                                ------------
TOTAL CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS          $  1,446,616
                                                                ============

                        See Notes to Summary Financial Statements.
/TABLE

                      SOUTHWEST GAS CORPORATION
                       STATEMENT OF CASH FLOWS
                 THREE MONTHS ENDED MARCH 31, 1995
                          (In thousands)
                           (Unaudited)

CASH FLOWS FROM OPERATIONS:
  Net income                                                $    14,645
  Adjustments to reconcile net income to net
    cash provided by operating activity:
      Depreciation and amortization                              15,137
      Change in receivables and payables                         14,535
      Change in accrued taxes                                     7,204
      Undistributed earnings from subsidiaries                   (1,651)
      Change in gas cost related balancing items                 23,472
      Allowance for funds used during construction                 (485)
      Change in deferred taxes                                    1,213
      Other                                                       4,418
                                                            -----------

       Net cash provided from operating activities               78,488
                                                            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in notes payable                                       (22,000)
  Dividends paid                                                 (4,478)
  Net change in long-term debt                                    3,870
  Proceeds from stock issuance                                    3,605
  Other                                                             (44)
                                                            -----------

       Net cash used in financing activities                    (19,047)
                                                            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                     (33,929)
  Other                                                          (1,395)
                                                            -----------

       Net cash used in investing activities                    (35,324)
                                                            -----------

Change in cash and temporary cash investments                    24,117
Cash at beginning of period                                       5,869
                                                            -----------

       Cash at end of period                                $    29,986
                                                            ===========

SUPPLEMENTAL INFORMATION:
Interest paid, net of amount capitalized                    $    16,766
Income taxes, net of refunds                                $     5,179

             See Notes to Summary Financial Statements.
/TABLE

                         SOUTHWEST GAS CORPORATION
                  NOTES TO SUMMARY FINANCIAL STATEMENTS
                    (In thousands, except par values)
                               (Unaudited)

NOTE 1 - BASIS OF PRESENTATION:

        The financial statements have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for PriMerit Bank (PriMerit). Segmented information is presented within the income statement. The Financial Services segment includes the net income of PriMerit and its subsidiaries on a stand-alone basis, reduced by allocated carrying costs associated with the Company's investment in PriMerit (principally interest) net of taxes. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's two segments.

NOTE 2 - INVESTMENT IN PRIMERIT BANK:

        The financing sources for Southwest's investment in PriMerit consist of approximately $62,400 of 9.375% series D debentures, $20,000 of 9.75% series F debentures, and 4,027 shares of common stock.

NOTE 3 - PREFERRED STOCK:

        Cumulative preferred stock, $100 par value, 9.5% series, 40 shares outstanding          $     4,000
                                                                                                ===========

        CURRENT REDEMPTION REQUIREMENTS                                                         $       800
                                                                                                ===========

NOTE 4 - LONG-TERM DEBT:

        Commercial paper facility                                                               $   200,000
        Debentures:
           Debentures, 9% series A, due 2011                                                         26,964
           Debentures, 9% series B, due 2011                                                         31,226
           Debentures, 8.75% series C, due 2011                                                      18,485
           Debentures, 9.375% series D, due 2017                                                    120,000
           Debentures, 10% series E, due 2013                                                        23,074
           Debentures, 9.75% series F, due 2002                                                     100,000
        Industrial revenue bonds - net of funds held in trust                                       177,972
        Unamortized discount on long-term debt                                                      (10,435)
                                                                                                -----------

        TOTAL LONG-TERM DEBT                                                                    $   687,286
                                                                                                ===========

        CURRENT MATURITIES                                                                      $     5,000
                                                                                                ===========

NOTE 5 - ACQUISITION CARRYING COSTS, NET:
                                                        THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                            MARCH 31,                     MARCH 31,
                                                   --------------------------    --------------------------
                                                      1995           1994           1995           1994
                                                   -----------    -----------    -----------    -----------
        Interest expense                           $    (2,409)   $    (1,968)   $    (8,314)   $    (7,873)
        Other intercompany expenses                        (60)           (54)          (293)          (349)
        Income taxes                                       987            809          3,443          3,289
                                                   -----------    -----------    -----------    -----------
        ACQUISITION CARRYING COSTS, NET            $    (1,482)   $    (1,213)   $    (5,164)   $    (4,933)
                                                   ===========    ===========    ===========    ===========

NOTE 6 - COMMON STOCKHOLDERS' EQUITY:
        For purposes of this report, common stockholders' equity excludes PriMerit's unrealized loss on debt securities available for sale since PriMerit is presented on the equity method of accounting.

                        SOUTHWEST GAS CORPORATION
                        SELECTED STATISTICAL DATA
                             MARCH 31, 1995

FINANCIAL STATISTICS
Book value per share at quarter end - NOTE 6                    $16.83
Market value to book value per share at quarter end                 88%
Twelve months to date return on equity  -- total company           5.2%
                                        -- gas segment             5.8%
Common stock dividend yield at quarter end                         5.6%

GAS OPERATIONS SEGMENT

                                                                                                          Authorized
                                                            Authorized              Authorized            Return on
                                                            Rate Base                Rate of                Common
Rate Jurisdiction                                         (In thousands)             Return                 Equity
- -----------------                                         --------------            ----------            ----------
Central Arizona                                           $   267,348                  9.13%                10.75%
Southern Arizona                                              157,620                  9.12                 11.00
Southern Nevada                                               184,673                  8.89                 11.55
Northern Nevada                                                47,695                  9.16                 11.55
Southern California                                            69,486                  9.94                 11.35
Northern California                                             8,357                 10.02                 11.35
Paiute Pipeline Company                                        61,057                 10.09                 12.50

SYSTEM THROUGHPUT BY CUSTOMER CLASS                         THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                 MARCH 31,                        MARCH 31,
                                                        -------------------------        ------------------------
                        (In dekatherms)                    1995           1994              1995          1994
- -----------------------------------------------------------------------------------------------------------------
Residential                                             19,800,543     21,701,250         44,066,066   44,393,683
Small commercial                                         8,522,980      9,015,839         23,079,427   22,628,941
Large commercial                                         2,382,095      3,269,202          9,419,127   11,536,369
Industrial / Other                                       1,954,513      1,733,971          8,562,073    7,450,529
Transportation                                          24,061,877     18,522,128         97,018,813   75,172,217
- -----------------------------------------------------------------------------------------------------------------
Total system throughput                                 56,722,008     54,242,390        182,145,506  161,181,739
=================================================================================================================

HEATING DEGREE DAY COMPARISON
- -----------------------------------------------------------------------------------------------------------------
Actual                                                       1,113          1,262              2,289        2,363
Ten year average                                             1,277          1,317              2,346        2,407
=================================================================================================================
/TABLE

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                       SOUTHWEST GAS CORPORATION




                                        /s/ Edward A. Janov
                                _______________________________________
                                            Edward A. Janov
                                Controller and Chief Accounting Officer





Date:  April 17, 1995